Exhibit 99.4

Bristol-Myers Squibb to Acquire Medarex

•	Positions Bristol-Myers Squibb for Long-Term Leadership in Biologics

•	Acquires Proven Antibody Discovery Technology

•	Gains Full Rights to Promising Phase III Compound, Ipilimumab

•	Significantly Expands Oncology and Immunology Pipeline

(NEW YORK and PRINCETON, NJ, July 22, 2009) — Bristol-Myers Squibb Company (NYSE:BMY) and Medarex, Inc. (NASDAQ: MEDX) announced today that the companies have signed a definitive merger agreement providing for the acquisition of Medarex by Bristol-Myers Squibb, for $16.00 per share in cash. The transaction, with an aggregate purchase price of approximately $2.4 billion has been unanimously approved by the boards of directors of both companies. Medarex’s projected $300 million in net cash and marketable securities at closing would be an asset acquired by Bristol-Myers Squibb resulting in an implied purchase price of approximately $2.1 billion.

“Medarex’s technology platform, people and pipeline provide a strong complement to our company’s biologics strategy, specifically in immuno-oncology,” said James M. Cornelius, chairman and chief executive officer, Bristol-Myers Squibb. “With its productive and proven antibody discovery capabilities, ability to generate interesting therapeutic programs and unique set of pre-clinical and clinical assets in development, Medarex represents what we’re looking for in terms of our String of Pearls strategy. This acquisition is another important step in our BioPharma transformation.”

“We believe that this combination with Bristol-Myers Squibb, a global leader in oncology, provides an excellent opportunity to realize the full potential of Medarex’s development portfolio and our UltiMAb® technology platform through a transaction which also provides an attractive valuation for our shareholders,” said Howard H. Pien, chairman and chief executive officer, Medarex. “Medarex has evolved significantly over the past two decades from a research platform to a development company. We believe that this transaction represents a great opportunity to place our clinical programs and technology assets in the hands of one of the world’s premier biopharmaceutical companies with the expertise, resources, motivation and dedication to bring innovative cancer treatment options to patients in need.”

Bristol-Myers Squibb gains the following as a result of the acquisition:

•

Medarex’s UltiMAb Human Antibody Development System®, which produces high affinity, fully human antibodies for use in a broad range of therapeutic areas, including immunology and oncology. This validated technology platform has produced compounds which are now currently marketed therapies (SIMPONI™, STELARA™ and ILARIS®).

•	Medarex’s next-generation Antibody-Drug Conjugate (ADC) technology, which is a novel and proprietary platform that could open new fields in oncology drug development.

•

Rights to seven antibodies in clinical trials under Medarex’s sole sponsorship and three other antibodies being co-developed with other partners. Rights to pre-clinical assets in various stages of development by Medarex — in particular, monoclonal antibodies focused in oncology and immunology.

•

Full ownership and rights to ipilimumab, which, if approved, could be an important contributor to Bristol-Myers Squibb’s future growth. The companies have collaborated on the development of ipilimumab, a novel immunotherapy currently in Phase III development for the treatment of metastatic melanoma. The companies also have an ongoing Phase II study in lung cancer as well as Phase III studies in adjuvant melanoma and hormone-refractory prostate cancer.

•	Royalties based on percentage of sales for SIMPONI™ , STELARA™ and ILARIS®.

“We welcome the opportunity to further collaborate with the Medarex scientific leadership,” said Elliott Sigal, M.D., Ph.D., executive vice president and president, research and development at Bristol-Myers Squibb. “In addition to our Adnexus team, which has been expanded since it was acquired in 2007, Medarex scientists will help us create an industry-leading biologics capability. We believe Medarex’s antibody generation expertise, located in California and New Jersey, will complement our existing biologics efforts with a dedicated discovery and development capability in immuno-oncology.”

Under the terms of the definitive merger agreement, Bristol-Myers Squibb will commence a cash tender offer on or about July 27, 2009 to purchase all of the outstanding shares of Medarex common stock for $16.00 per share in cash. The closing of the tender offer is subject to customary terms and conditions, including the tender of a number of shares that, together with the number of shares already owned by Bristol-Myers Squibb, constitutes at least a majority of Medarex’s outstanding shares of common stock (on a fully diluted basis) and expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvement Act. The agreement also provides for the parties to effect, subject to customary conditions, a merger to be completed following the completion of the tender offer which would result in all shares not tendered in the tender offer being converted into the right to received $16.00 per share in cash. The merger agreement contains a provision under which Medarex has agreed not to solicit any competing offers for the company. Bristol-Myers Squibb will finance the acquisition from its existing cash resources. The companies expect the tender offer to close in approximately thirty (30) days after commencement of the tender offer.

JPMorgan Securities, Inc. is serving as financial advisor to Bristol-Myers Squibb in connection with the acquisition, and Bristol-Myers Squibb is represented by Cravath, Swaine & Moore LLP, New York, New York. Goldman, Sachs & Co. is serving as financial advisor to Medarex in connection with the acquisition, and Medarex is represented by Covington & Burling LLP, New York, New York.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life. For more information visit www.bms.com.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” relating to the acquisition of Medarex by Bristol-Myers Squibb and the discovery, development and commercialization of certain biological compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period. In addition, the compounds described in this release are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Over forty of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with the most advanced product candidates currently in Phase III clinical trials, the subject of regulatory applications for marketing authorization or approved for commercial sale. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Medarex shareholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent quarterly filings on Form 10-Q and the Solicitation/Recommendation Statement to be filed in connection with the tender offer. The information contained in this release is as of July 22, 2009. Medarex disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of Medarex’s public disclosure filings are available from its investor relations department.

Additional Information

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bristol-Myers Squibb will cause a new wholly owned subsidiary, Puma Acquisition Corporation, to file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC). Investors and Medarex shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Medarex with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Bristol-Myers Squibb at www.bms.com or Office of the Corporate Secretary, 345 Park Avenue, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all shareholders of Medarex, Inc. free of charge at www.medarex.com or by contacting Medarex, Inc. at 707 State Road, Princeton, New Jersey 08540, 609-430-2880.

Medarex®, the Medarex logo, UltiMAb Human Antibody Development System® and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.

Contacts:

Media:	Brian Henry, Bristol-Myers Squibb Company, 609-252-3337, brian.henry@bms.com
Nichol Ochsner, Medarex, Inc. 609-430-2880, ext. 2214

Investors:	John Elicker, Bristol-Myers Squibb Company, 609-252-4611, john.elicker@bms.com
Chris Schade, Medarex, Inc. 609-430-2880, ext. 2203